Exhibit 99.1

GOLDEN ENTERTAINMENT TO ACQUIRE TWO LAUGHLIN, NEVADA

CASINO RESORTS IN ACCRETIVE TRANSACTION

LAS VEGAS, July 16, 2018 -- Golden Entertainment, Inc. (NASDAQ: GDEN) (“Golden” or the “Company”) today announced that it has entered into a definitive agreement with Marnell Gaming LLC, to acquire the Edgewater Hotel & Casino Resort and the Colorado Belle Hotel & Casino Resort in Laughlin, Nevada.  The purchase price will be based on an 8.0x multiple of the combined trailing twelve months adjusted EBITDA of both properties as of November 2018, with a minimum price of $168 million and a maximum price of $190 million. Including expected cost synergies and cash acquired, the purchase price is expected to represent an implied trailing twelve months adjusted EBITDA multiple of 6.5x.

The purchase consideration will consist of $155 million of cash and the balance in restricted stock issued at a price of $28.54 per share.

The transaction will be financed with incremental debt under the Company’s credit facility and cash on hand.  Pro forma for the transaction, the Company’s net leverage is expected to be below 5x at closing.  The Company expects the acquisition to be cash flow positive and immediately accretive to operating results.

Blake Sartini, Chairman and Chief Executive Officer of Golden, said, "The acquisition of the Edgewater Hotel & Casino Resort and the Colorado Belle Hotel & Casino Resort provides us with an exciting opportunity to expand our portfolio to nine wholly-owned casino resorts in Southern Nevada, solidifying our presence in this growing and attractive gaming market.  The transaction is consistent with our strategy to grow our business in an accretive manner for shareholders and Golden is uniquely positioned to benefit immediately from cost synergies related to the acquisition of these properties.”

The Edgewater Hotel & Casino Resort and the Colorado Belle Hotel & Casino Resort collectively feature over 1,400 slot machines, 40 table games and 2,150 hotel rooms.  The properties also feature eleven restaurants and dedicated entertainment venues including the Laughlin Event Center.  The Laughlin Event Center is an outdoor arena with 12,000 seats and hosts multiple headline concerts and other events throughout the year.  The two properties are adjacent to Golden’s current Laughlin property, the Aquarius Casino Resort, which features over 1,200 slot machines, over 30 table games and almost 2,000 hotel rooms.  When combined, these three properties will be situated on 55 contiguous acres along the heart of the Laughlin Riverwalk.

Mr. Sartini added, “The Marnell family has a long history in the gaming industry including, designing, building and owning some of the most iconic resorts that now define the Las Vegas resort corridor.  Over the past several years, Marnell Gaming has taken their expertise and created a significant hotel, casino and entertainment presence in Laughlin, and we are excited to build on these well positioned properties.  As a result of this transaction, I am pleased to welcome Anthony Marnell III as a shareholder of Golden Entertainment.”

The transaction is expected to close in the first quarter of 2019, subject to customary closing conditions and the receipt of all required regulatory approvals.

Latham & Watkins LLP served as legal advisor to Golden Entertainment for the transaction.  Holland & Hart LLP served as legal advisor to Marnell Gaming.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected impact of the acquisition of Edgewater Hotel & Casino Resort and the Colorado Belle Hotel & Casino Resort on the Company’s operations and statements regarding the anticipated timing of closing of the acquisition.  These statements can be identified by the use of forward looking terminology such as “expects,” “believes,” “estimates,” “projects,” “intends,” “plans,” “seeks,” “may,” “will,” “should” or “anticipates” or the negative or other variations of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Although the Company believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business, there can be no assurance that actual results will not differ materially from our expectations.  Meaningful factors that could cause actual results to differ from expectations include, but are not limited to, risks related to the acquisition of the Edgewater Hotel & Casino Resort and the Colorado Belle Hotel & Casino Resort operations by the Company and the integration of the business to be acquired; the possibility that the proposed transaction does not close when expected or at all because required regulatory or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; potential litigation challenging the transaction; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or issues arising from, the integration of the companies; our ability to realize potential synergies or projected financial results; and other factors as discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the United States Securities and Exchange Commission.  The Company does not intend to update publicly any forward-looking statements except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release may not occur.

Non-GAAP Financial Measures

To supplement the Company’s and the property’s financial information presented in accordance with United States generally accepted accounting principles (“GAAP”), the Company uses Adjusted EBITDA, which the Company believes is appropriate to provide meaningful comparison with, and to enhance an overall understanding of, the Company’s and the property’s financial performance. The Company believes Adjusted EBITDA provides useful information to both management and investors by excluding specific expenses and gains that the Company believes are not indicative of core operating results. Further, Adjusted EBITDA is a measure of operating performance used by management, as well as industry analysts, to evaluate operations and operating performance and is widely used in the gaming industry. Other companies in the gaming industry may calculate Adjusted EBITDA differently than the Company does.

The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP.

The Company defines “Adjusted EBITDA” as earnings before interest and other non-operating income (expense), income taxes, depreciation and amortization, acquisition expenses, loss on disposal of property and equipment and other gains and losses.  The Company defines “net leverage” as total debt less cash, divided by Adjusted EBITDA for the twelve months prior to the measurement date.

About Golden Entertainment, Inc.

Golden Entertainment, Inc. owns and operates gaming properties across two divisions – resort casino operations and distributed gaming. The Company operates approximately 16,000 gaming devices, 116 table games, 5,168 hotel rooms, and provides jobs for over 7,000 team members. Golden Entertainment owns eight resort casinos – seven in Southern Nevada and one in Maryland. Through its distributed gaming business in Nevada and Montana, Golden Entertainment operates slot machines at over 1,000 locations and owns nearly 60 traditional taverns in Nevada. The Company is licensed in Illinois to operate video gaming terminals. Golden Entertainment is focused on maximizing the value of its portfolio by leveraging its scale, leadership position and proven management capabilities across its two divisions. For more information, visit www.goldenent.com.

Contacts

Golden Entertainment, Inc.	Investor Relations
Charles H. Protell	Joseph Jaffoni, Richard Land, James Leahy
Chief Financial Officer	JCIR
702/893-7777	212/835-8500 or gden@jcir.com

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